CONSENT OF INDEPENDENT ACCOUNTANTS



            We consent to the incorporation by reference in the registration statements of The Manitowoc Company, Inc. on Form S-8 (File No. 33-65316 and 33-48665) of our report dated March 22, 1995, on our audits of the consolidated financial statements and financial statement schedules of The Shannon Group, Inc. and Subsidiary as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which report is included in this Report on Form 8-K/A.




            Minneapolis, Minnesota             Coopers & Lybrand, L.L.P.
            February 09, 1996